Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Files Quarterly Report

For the Second Quarter of Fiscal 2025

Operational and Project Highlights:

●

Achieved a major production milestone with the successful processing, drying and drumming of uranium concentrates, advancing the phased ramp-up of operations at both the Irigaray Central Processing Plant (“CPP”) and the Christensen Ranch In-Situ Recovery (“ISR”) Mine in Wyoming’s Powder River Basin.

●	Buildout of new production areas continued at the Christensen Ranch ISR Mine and are expected to be operational in the coming weeks as planned.
●

Strengthened UEC’s position as the largest licensed uranium producer in the U.S. with the closing of the Rio Tinto America Inc.’s Sweetwater Plant acquisition in Wyoming, adding 4.1 million pounds U3O8 per year of licensed capacity and 175 million pounds of historic resources(1), establishing the Company’s third hub-and-spoke ISR production platform.

●

Advanced Construction at Burke Hollow ISR Mine in South Texas with development of the initial planned production area. Key infrastructure development, including the satellite ion exchange plant foundation and long-lead equipment orders, are progressing on schedule.

●

Completed an Initial Economic Assessment(2) for the Roughrider Project showing an estimated $946 million Post-Tax NPV, 40% IRR, a 1.4-year payback and an all-in sustaining cost (AISC) of $20.48 per lb U3O8, ranking Roughrider in the lowest 15% of production costs among projects(3) globally at various stages.

Financial Highlights:

●	Second Quarter Revenue of $49.8 million on sales of 600,000 pounds of U3O8 at $82.92 per pound from our physical portfolio, generating a gross profit of $18.2 million in the second quarter.
●

Inventory totals 1,356,000 pounds of U3O8 valued at $97.3 million at market prices(4). UEC's U.S. warehoused physical uranium program will be further expanded with an additional 300,000 pounds to be purchased under existing contracts in December 2025 at $37.05 per pound, providing a low-cost stream of physical uranium at a time of heightened geopolitical uncertainty.

●	Over $214 million of liquid assets (cash, equities and inventory at market prices(4)), and zero debt.

Corpus Christi, TX, March 12, 2025 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to report that it has filed its quarterly report on Form 10-Q for the quarter ended January 31, 2025, with the U.S. Securities and Exchange Commission (the “SEC”). The Form 10-Q filing, which includes the Company’s interim condensed consolidated financial statements, related notes thereto and management’s discussion and analysis, is available on the Company's website at www.uraniumenergy.com and at www.sec.gov.

Amir Adnani, President and CEO, stated:

“This quarter, UEC achieved significant milestones in production ramp-up, acquisitions, sales and construction across our project pipeline. In Wyoming, we successfully commenced drying and drumming of uranium concentrates. In Texas, we continued to accelerate construction of Burke Hollow, including the first planned production area and a new satellite ion exchange facility. The acquisition of the Sweetwater Plant adds a third ISR hub-and-spoke platform and boosts our licensed U.S. production capacity to over 12 million pounds annually."

"Financial strength remains a cornerstone of our growth strategy, with over $214 million(4) in liquid assets and zero debt as of January 31, 2025. Our strong balance sheet, combined with the low capital intensity of ISR operations, provides the capability to accelerate production growth in a rapidly tightening uranium market. With demand outpacing supply, our decision to remain fully unhedged ensures we can capitalize on rising prices while maintaining the discipline and flexibility to reduce sales volume at our discretion during periods of market weakness. This quarter’s realized sale price of $82.92 per pound for 600,000 pounds is a direct reflection of that strategy, reinforcing our ability to maximize value for shareholders."

“The Roughrider Project Initial Economic Assessment(2) validates the project as a top-tier, high-margin asset with a clear path to becoming a world-class mine and mill. With a post-tax estimated net present value of $946 million, our 2022 acquisition of Roughrider from Rio Tinto for $150 million has proven to be a highly accretive move, fully aligned with our strategy to secure valuable assets at opportune moments in the uranium price cycle.”

Christensen Ranch and Irigaray Operations, Wyoming

A significant milestone was achieved with the successful commissioning of the drying and packaging circuit at the Irigaray CPP with uranium feed from the Christensen Ranch ISR operations.

Six months into the phased restart, the Christensen Ranch Mine ramp-up continued, with feed to the satellite ion exchange plant from past-producing wellfields 7, 8, and 10. Header house 7-4 was started for production feed to the satellite plant during the quarter.

The buildout of new production areas continued with surface construction of header houses 10-7 and 10-8. Injection and production headers, motor control centers and programable logic controls were installed, as were main trunk lines. The two new header houses will expand production and are expected to come online in the coming weeks.

Drilling rigs continued delineating roll fronts in wellfield 11, as well as piloting, casing and underreaming new wells. Additionally, new wells were drilled in wellfields 8 and 10, expanding the area and uranium available for recovery.

Burke Hollow ISR Project, South Texas

Construction has accelerated at the Burke Hollow Project, with the ion exchange facility and the first production area that will be a satellite operation to the Hobson CPP. With seven drilling rigs operating, 75 injection and recovery wells were cased in the initial wellfield and its development is ongoing.

More than 760 cubic yards of cement was poured to complete the foundation of the main slab of the satellite ion exchange plant for future placement of tanks, pumps, pressure vessels and piping. Consistent with our accelerated project management timelines, orders for long-lead items, including motor control centers, backup generators and resin for ion exchange columns, were placed. Additional infrastructure advancements included construction of roads and ongoing installation of three-phase power into the project site.

Authorization under our existing license to operate planned class III injection wells for ISR uranium extraction at the Burke Hollow Project was received from the Texas Commission on Environmental Quality.

Acquisition of Rio Tinto’s Sweetwater Plant and Wyoming Uranium Assets

In December of 2024, UEC acquired 100% of Rio Tinto's Wyoming assets, comprised of the wholly-owned and fully-licensed Sweetwater Plant and a portfolio of uranium mining properties, including the Red Desert Project and the Green Mountain Project, with approximately 175 million pounds of historic resources(1).

The acquisition, with a purchase price of approximately $175 million(5) in cash, is an accretive purchase and included the Sweetwater Plant, a 3,000-ton-per-day processing mill with a licensed capacity of 4.1 million pounds U3O8 annually. UEC plans to adapt the Sweetwater Plant to recover uranium from loaded resin produced by ISR operations. This acquisition was a rare opportunity to acquire U.S. licensed facilities and uranium mining properties from a leading global mining company.

The addition of the Sweetwater Plant and a portfolio of permitted and exploration stage assets will significantly enhance and accelerate UEC’s production capabilities in Wyoming’s Great Divide Basin, where UEC already holds 12 properties. The Sweetwater Plant enables UEC to unlock the development of the Company’s extensive portfolio in the Great Divide Basin, creating synergies from a third U.S. hub-and-spoke production platform.

The Company is currently working towards completing current resource estimates for the Great Divide Basin.

Roughrider Project, Saskatchewan

In November of 2024, UEC filed an initial assessment technical report summary(2) that includes an economic analysis and mineral resource estimate for its 100% owned Roughrider Project, located in Northern Saskatchewan, Canada. Highlights include:

●	Estimated post-tax NPV of $946 million, utilizing an IRR of 40%, a post-tax payback period of 1.4 years, based on a long-term uranium price of $85/pound U3O8, and utilizing an 8% discount rate.
●

Expected Life of Mine (“LOM”) production of 61.2 million pounds U3O8 produced over nine years with an average annual production rate of 6.8 million pounds U3O8. Initial capex is estimated at $545 million including mill and underground mine.

●	AISC of $20.48/pound U3O8.
●	An industry leader, ranking in the lowest 15% of production costs among projects(3) globally at various stages.
●	Average Annual LOM earnings before interest, taxes, depreciation and amortization of $395 million.
●

The Roughrider Project is in the well-established infrastructure of eastern Athabasca Basin, with an adjacent high-voltage 138 kV transmission line, hydroelectric power generation, 7 km north of the commercial airport at Points North Landing, and a highway system.

Notes:

(1)

Based upon internal studies and other historic data prepared by prior owners regarding the projects and dated between 1984 and 2019. Such estimates are being treated by the Company as historical in nature and a qualified person has not done sufficient work to classify the historical estimates as current mineral resources. The Company is not treating them as current resource estimates and is disclosing these historic estimates for illustrative purposes and to provide readers with relevant information regarding the projects. In addition, such estimates were not prepared under S-K 1300 standards and the results of future estimates by the Company may vary from these historic estimates.

(2)

The economic analysis is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have modifying factors applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that this economic assessment will be realized. For further information regarding the Initial Economic Assessment, please refer to the technical report summary titled "S-K 1300 Initial Assessment Report – Roughrider Uranium Project, Saskatchewan, Canada", issued on November 5, 2024, available under the Company's profile at www.sec.gov. For further information regarding the resource estimates for the Company's projects, please refer to the Company’s most recent annual report on Form 10-K and technical report summaries, available under our profile at www.sec.gov.

(3)	Based on the most recent (2023) UxC LLC Uranium Production Cost Study, which included a review of over 100 projects at various stages and operations.

(4)	Market values for securities are based on closing prices as at January 31, 2025, and for uranium inventories are based on the spot price quoted on UxC CVD as of such date.

(5)	Excluding acquisition-related costs.

The technical information in this news release respecting the Company’s projects has been reviewed and approved by Chris Hamel, P.Geo., Vice President Exploration, Canada, for the Company, being a Qualified Person as defined by SEC Regulation S-K 1300.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three ISR hub-and-spoke platforms in South Texas and Wyoming. These production platforms are anchored by licensed Central Processing Plants that will be served by a pipeline of satellite ISR projects, including seven that already have their major permits in place. In August 2024, operations were restarted, and ramp-up commenced, at the Christensen Ranch Project in Wyoming, sending uranium loaded resin to the Irigaray Plant (Wyoming hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, future mineral resource estimates may vary from historic estimates, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.